SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 15, 2004

HORIZON MEDICAL PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation or organization)	001-15459 (Commission File Number)	58-1882343 (I.R.S. Employer Identification No.)

One Horizon Way P.O. Box 627 Manchester, Georgia (Address of principal executive offices)	31816 (Zip Code)

Registrant’s telephone number, including area code: 706-846-3126

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

     On April 15, 2004, Horizon Medical Products, Inc. (the “Registrant”) and Standard Federal Bank National Association, acting by and through LaSalle Business Credit, LLC, entered into a Second Amendment (the “Second Amendment”) to Loan and Security Agreement (as amended, the “Loan Agreement”). The Second Amendment, among other things, (i) amended the termination provisions of the Loan Agreement to provide the Registrant the ability to terminate the Loan Agreement prior to the end of the term thereof by paying in full all outstanding liabilities at such time (subject to a prepayment penalty under certain circumstances) and (ii) modified certain financial covenants contained therein. The foregoing description is qualified in its entirety by reference to the Second Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits.

     The following exhibit is filed herewith:

Exhibit No.		Description
10.1	—	Second Amendment to Loan and Security Agreement, entered into on April 15, 2004, by and between Horizon Medical Products, Inc., and Standard Federal Bank National Association, acting by and through LaSalle Business Credit, LLC.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 21, 2004

HORIZON MEDICAL PRODUCTS, INC.
By:	/s/ Robert J. Wenzel
Robert J. Wenzel
President, Chief Operating Officer and Interim Chief Executive Officer